Exhibit 99.1

MILESTONE SCIENTIFIC ANNOUNCES KEY LEADERSHIP CHANGES

Director Leslie Bernhard Appointed as New Chairman and Leonard Osser
Resumes Full Duties and Responsibilities as CEO

PISCATAWAY, N.J. – (PR NEWSWIRE) – September 1, 2009 – Milestone Scientific Inc. (OTCBB:MLSS), the recognized leader in advanced injection technologies, today announced that Leslie Bernhard, an independent director, has been named Chairman of the Board, succeeding Leonard Osser who had previously led the Company as Chairman since 1991. Osser, who has also served as the interim Chief Executive Officer since February 2009 and was formerly Milestone’s CEO from 1991 through 2007, will again lead the Company as its CEO effective immediately.

“In view of Leonard’s passion, vision and well defined strategy for optimizing Milestone’s future growth, having him resume the full duties and responsibilities of the CEO post is without question in the best interests of the Company, its dedicated workforce and its shareholders,” stated new Chairman Bernhard. “Moreover, by my assuming the Chairmanship, the Board can take advantage of enhancing our corporate governance and oversight, while freeing Leonard to concentrate on achieving the Company’s mission critical goals and objectives.”

Commenting on the leadership changes, Osser noted, “We are now seeing a number of promising growth opportunities in the international markets related to the expansion of our global dental distribution network and worldwide marketing of our award winning STA Single Tooth Anesthesia System™. We are also gaining meaningful traction in our negotiations in collaborating on the development of new medical products utilizing our patented CompuFlo® technology. Consequently, the Board determined that my time and effort was best utilized focused on fully capitalizing on these promising opportunities. As such, I’m very pleased that Leslie has agreed to assume leadership of the Board. In my capacity as a director and CEO, I look forward to working closely with her to help guide and manage our Company’s long term growth and anticipated success.”

About Milestone Scientific Inc.
Headquartered in Piscataway, New Jersey, Milestone Scientific is engaged in pioneering proprietary, highly innovative technological solutions for the medical and dental markets.  Central to the Company’s IP platform and product development strategy is its patented CompuFlo® technology for the improved and painless delivery of local anesthetic. Specifically, CompuFlo is a computer-controlled, pressure sensitive infusion, perfusion, suffusion and aspiration technology, which provides real-time readouts of pressures, fluid densities and flow rates, enabling the advanced delivery and removal of a wide array of fluids.  The STA Single Tooth Anesthesia System™, a computer-controlled local anesthesia delivery system, uses this technology to provide dentists with audible and visual signals as to in-tissue pressure. Milestone’s existing painless injection systems are currently sold in 25 countries. For more information on these and other innovative Milestone products, please visit the Company’s web site found at www.milestonescientific.com and www.STAis4U.com.

Safe Harbor Statement
This press release contains forward-looking statements regarding the timing and financial impact of the Milestone’s ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone’s control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone’s periodic filings with the Securities and Exchange Commission, including without limitation, Milestone’s Annual Report for the year ended December 31, 2008. The forward looking-statements in this press release are based upon management’s reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group
Dodi Handy, President and CEO (Twitter: @dodihandy)
For Media Inquiries: Kathy Addison, Director, Elite Media Group (Twitter: @kathyaddison)
407-585-1080 or via email at mlss@efcg.net